Exhibit 23.01






INDEPENDENT AUDITORS' CONSENT


We   consent  to  the  incorporation  by  reference  in  the
Registration Statements Nos. 33-3777, 33-16650, 33-55383, 33-
63956 and 333-12463 on Form S-8 of our report, dated May 2, 2003, except for the second paragraph of Note 21 as to which the date is May 13, 2003, with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended March 2, 2003.




                                   ERNST & YOUNG LLP



New York, New York
May 29, 2003










[exhibit23.01-03]ll